Independent auditors' consent

The board and shareholders
AXP Global Series, Inc.
         AXP Emerging Markets Fund
         AXP Global Bond Fund
         AXP Global Growth Fund
         AXP Innovations Fund

The board and shareholders
Strategist World Fund, Inc.
         Strategist Emerging Markets Fund
         Strategist World Income Fund
         Strategist World Growth Fund
         Strategist World Technologies Fund

The board of trustees and unitholders
World Trust:
         Emerging Markets Portfolio
         World Income Portfolio
         World Growth Portfolio
         World Technologies Portfolio

We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference and under the heading "Experts" of the combined Proxy Statement/Prospectus on Form N-14.



/s/ KPMG LLP
    KPMG LLP
Minneapolis, Minnesota
April 17, 2000